UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 21, 2005

Trimeris, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23155	56-1808663
(Commission File Number)	(IRS Employer Identification No.)

3500 Paramount Parkway, Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

(919) 419-6050

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 21, 2005, Trimeris, Inc. (“Trimeris”), along with its collaborative partner Hoffmann-La Roche, Inc. (“Roche”) entered into a license agreement (the “Agreement”) with The Regents of the University of California (“The Regents”). Under the terms of the Agreement, Trimeris and Roche will make a one-time, non-refundable payment in return for a license to market up to two (2) products under a patent on virus membrane fusion inhibition technology held by The Regents (the “License”). The payment to The Regents is to be shared equally by Roche and Trimeris. Additional products may be added to the License at an additional per product fee. The Agreement will expire upon the expiration or abandonment of the last patent rights licensed. Either Roche or Trimeris may terminate their interest in the License for any reason upon providing written notice to The Regents. The Regents have the right to terminate the Agreement in the event of a default on payment.

The Agreement is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference as if fully set forth herein. The foregoing description of the Agreement is qualified in its entirety by reference to such Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1*	License Agreement between The Regents of the University of California and Roche and Trimeris for Method of Preventing and Treating a Viral Condition by Inhibiting Membrane Fusion.

*	Confidential treatment has been requested as to certain portions of the exhibit. Such portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

By:	/s/ Steven D. Skolsky
Steven D. Skolsky Chief Executive Officer

Dated June 27, 2005